Exhibit 10.2

EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

made by

POWER-ONE, INC.

and

EACH OTHER PLEDGOR HEREUNDER

in favor of

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent

Dated as of June 17, 2008

i

SECTION 24.	Governing Law; Terms	25

SECTION 25.	Consent to Jurisdiction and Service of Process	25

SECTION 26.	Waiver of Jury Trial	26

SECTION 27.	Acknowledgments	26

SECTION 28.	Counterparts	26

SECTION 29.	Suretyship Waivers by Pledgors, etc.	26

ii

SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is dated as of June 17, 2008 and entered into by and among POWER-ONE, INC., a Delaware corporation (“Company”), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a “Subsidiary Pledgor” and collectively “Subsidiary Pledgors,”) and each Additional Pledgor that may become a party hereto after the date hereof in accordance with Section 18 hereof (each of Company, Subsidiary Pledgors and each Additional Pledgor being a “Pledgor” and collectively “Pledgors”), in favor of THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (in such capacity, together with its successors and assigns, herein called “Collateral Agent”).

PRELIMINARY STATEMENTS

A.            Company and Collateral Agent are parties to an Indenture dated the date hereof (said indenture, as it may hereafter be amended, supplemented, amended and restated or otherwise modified from time to time, being the “Indenture”, the terms defined therein and not otherwise defined herein being used herein as therein defined; the Indenture, together with this Agreement and the other Security Documents, being collectively the “Indenture Documents”).  The Indenture Documents evidence and govern the issuance of debt securities (the “Securities”) by the Company in the original principal amount of up to Eighty Million Dollars ($80,000,000).

B.            As a condition to the purchase of the Securities pursuant to the Purchase Agreement, the Company and each other Pledgor party hereto is required to grant the security interests and undertake the obligations  contemplated by this Agreement.

C.            Each Pledgor is the legal and beneficial owner of certain shares of stock, partnership interests, interests in joint ventures, limited liability company interests and other equity interests (“Equity Interests”) in one or more Persons and/or certain other assets and property described herein.

NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, each Pledgor hereby agrees with Collateral Agent (and acknowledges that such Pledgor’s agreement to fulfill its obligations hereunder is a material and essential part of the consideration and inducement of Collateral Agent and the purchases of the Securities) as follows:

SECTION 1.              Certain Definitions.

(a)           The following terms used in this Agreement shall have the following meanings:

“Account Collateral” means each Pledgor’s right, title and interest, whether now existing or hereafter acquired or arising, in, to and under, each Deposit Account and Securities Account (including any successor accounts to any such accounts) and all amounts, investments and any other property (including, but not limited to, checks, securities, financial assets, investment property, security entitlements and instruments) at any time deposited in or credited to any such account and all security entitlements with respect thereto, including all income or gain earned thereon and any proceeds thereof.

“Account Control Agreement” means, in respect of a Deposit Account, a Deposit Account Control Agreement, and in respect of a Securities Account, a Securities Account Control Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect.

“Cash Equivalents” means any of the following, to the extent owned by a Pledgor free and clear of all Liens other than Liens created under the Indenture Documents and having a maturity of not greater than 360 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000, (c) commercial paper in an aggregate amount of no more than $20,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P or (d) Investments, classified in accordance with GAAP as current assets of any Pledgor, in money market funds that are registered under the Investment Company Act of 1940, as amended, that are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition including, without limitation, any such fund for which any Secured Party or an Affiliate of a Secured Party serves as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian, notwithstanding that (A) such Secured Party or Affiliate of a Secured Party charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm’s length) and (B) such Secured Party charges and collects fees and expenses for services rendered, pursuant to this Agreement.

“Contractual Obligation”, as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Copyrights” means all items under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas.

“Copyright Registrations” means all copyright registrations issued to any Pledgor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries.

“Copyright Rights” means all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the right (but not the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of any Pledgor or in the name of Collateral Agent for past, present and future infringements of the Copyrights and any such rights.

“Counterpart” means a counterpart to this Agreement entered into by the Company or a subsidiary of Company pursuant to Section 18 hereof.

“Deposit Account Control Agreement” means, in respect of a Deposit Account, a Deposit Account Control Agreement, in a form reasonably acceptable to Collateral Agent, by and among the applicable Pledgor, Collateral Agent and a depositary institution, granting Collateral Agent Control over such Deposit Account.

“Designated Italian Merger” means a merger or consolidation of Power-One Italy Holdings S.p.A. with and into Power-One Italy S.p.A., provided that upon the effectiveness of such merger or consolidation, Company shall pledge all of the outstanding Equity Interests of the surviving or resulting Person (subject to the proviso to Section 2(a)), securing the payment of the Secured Obligations, and within five Business Days after such merger or consolidation, such pledge shall constitute a perfected (to the extent such concept or an analogous concept is applicable under the relevant laws) security interest in such Equity Interests prior to all other Liens.

“Domestic Subsidiary” means any direct or indirect Subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

“Foreign Subsidiary” means any direct or indirect Subsidiary of Company that is not a Domestic Subsidiary.

“Grant” means a Grant of Trademark Security Interest, substantially in the form of Exhibit I annexed hereto, and a Grant of Patent Security Interest, substantially in the form of

Exhibit II annexed hereto, and a Grant of Copyright Security Interest, substantially in the form of Exhibit III annexed hereto.

“Intellectual Property Collateral” means, with respect to any Pledgor all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all

(i)            Copyrights, Copyright Registrations and Copyright Rights, including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Pledgor), authored (as a work for hire for the benefit of such Pledgor), or acquired by such Pledgor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world;

(ii)           Patents;

(iii)          Trademarks, Trademark Registrations, the Trademark Rights and goodwill of such Pledgor’s business symbolized by the Trademarks and associated therewith;

(iv)          all trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information;

(v)           all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits).

“Investment” means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Equity Interest issued by, (ii) a beneficial interest in any Equity Interest issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or substantially all of the assets of a business conducted by another Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, (d) any guarantee obligation incurred by such Person in respect of any obligation of another and (e) any purchase, or entry into, of any derivative instrument or other contract by such Person providing for the economic or risk equivalent of all or any part of any investment in another Person of the type referred to in clause (a), (b), (c) or (d) above.

“IP Filing Office” means either the United States Patent and Trademark Office (USPTO or PTO) or the United States Copyright Office, as applicable.

“IP Supplement” means an IP Supplement, substantially in the form of Exhibit IV annexed hereto.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Patents” means all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by a Pledgor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Pledgor in whole or in part, all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

“Permitted Dispositions” means (A) dispositions in the ordinary course of business of inventory, (B) dispositions of obsolete or worn out property (including obsolete or valueless intellectual property), whether now owned or hereafter acquired, in the ordinary course of business, and dispositions of property (including intellectual property) that are reasonably determined by the Board of Directors of the disposing Pledgor (or, in the case of any disposition or series of related dispositions in an amount not in excess of $100,000, reasonably determined by the disposing Pledgor) in good faith to be of no practical use to the business of Company and its Subsidiaries, which dispositions do not, in the aggregate, materially adversely affect the value of the Pledged Collateral taken as a whole, in an aggregate amount not in excess of $2,000,000 over the term of this Agreement, (C) dispositions of cash or Cash Equivalents not otherwise prohibited herein,  (D) dispositions to any Pledgor not otherwise prohibited by the Indenture Documents, (E) dispositions of property to the extent such transaction constitutes a Permitted Investment, and (F) dispositions of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment.

“Permitted Investments” means (i)  Investments by Company that are not through or in any Subsidiary or other Person and that are (x) reasonably determined by Company to be strategic in nature and to have a valid business purpose or (y) in the ordinary course of business, (ii) Investments in cash and Cash Equivalents, (iii) Investments in any Pledgor (including, for the avoidance of doubt, any newly formed Domestic or Foreign Subsidiary (first tier or otherwise) that has become a Domestic or Foreign Subsidiary Pledgor hereunder), (iv) Investments in any Subsidiary of a Pledgor that are in existence as of the Issue Date, (v) Investments in the ordinary course of business in any newly formed wholly-owned Foreign Subsidiary of a newly formed first tier Domestic or Foreign Subsidiary that has become a Domestic or Foreign Subsidiary Pledgor hereunder where Company has in good faith reasonably determined that the creation of the newly formed wholly-owned Foreign Subsidiary and the Investment each have a valid business purpose and do not materially impair the value of the Pledged Collateral taken as a whole, (vi) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, and (vii) Investments by a Pledgor in equipment, fixed assets, real property or improvements, or replacements or substitutions therefor or additions thereto (excluding normal replacements and maintenance which are properly charged to current operations as operating expenses in accordance with GAAP), that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Pledgor or have a useful life of more than one year, (viii) lease, utility and other similar deposits in the ordinary course of business, (ix) hedging or other derivative obligations otherwise permitted to be incurred under the Indebtedness covenants under the Indenture and incurred in the ordinary course of business for a valid business purpose, (x) receivables owing to Company or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Company or any such Subsidiary deems commercially reasonable under the circumstances, (xi) Investments that are advances paid to third-party contract manufacturers in the ordinary course of business to purchase specialized equipment required to produce specialized products for Company or its Subsidiaries, (xii) Investments made by Company or a Subsidiary for consideration consisting only of common Equity Interests of Company, (xiii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments, (xiv) any other Investment where Company has in good faith reasonably determined that the Investment has a valid business purpose and does not materially impair the value of the Pledged Collateral taken as a whole if, upon the consummation of the Investment, the resulting Investment has been pledged for the benefit of the Secured Parties on a basis consistent with this Agreement and (xv) any other Investments not specified above that do not in the aggregate, since the Issue Date, exceed $1,000,000 (for purposes of calculating which, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment).

“Permitted Securities” means (i) any security issued under any Company or Subsidiary employee, officer and/or director stock or option plan reflected in the financial statements contained in Company’s March 30, 2008 Form 10-Q, or under any Company or Subsidiary employee, officer and/or director stock or option plan adopted in the ordinary course of business after the date hereof, in each case whether directly or upon exercise of any option or other security issued thereunder and (ii) warrants for shares of Company’s common stock or securities issued in connection with the exercise thereof.

“Pledged Collateral” has the meaning provided therefor in Section 2.

“Secured Parties” means, collectively, the Trustee, Collateral Agent and each Holder.

“Securities Account Control Agreement” means, in respect of a Securities Account, a Securities Account Control Agreement, in a form reasonably acceptable to Collateral Agent, by and among the applicable Pledgor, Collateral Agent and a Securities Intermediary, granting Collateral Agent Control over such Securities Account.

“Trademarks” means all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by a Pledgor, or hereafter adopted and used, in its business.

“Trademark Registrations” means all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule VII annexed hereto).

“Trademark Rights” means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries.

“UCC” means the Uniform Commercial Code, as it exists on that date of the Agreement or as it may hereafter be amended in the State of New York.

(b)           The following terms are used herein as defined in the UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Control, Deposit Account, Documents, Equipment, Farm Products, Goods, Instruments, Inventory, Letter of Credit Rights, Securities Account, Securities Intermediary and Supporting Obligations.

SECTION 2.              Pledge of Security.  Each Pledgor hereby appoints Collateral Agent to act as collateral agent hereunder and pledges and assigns to Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Pledgor’s right, title and interest in and to the following (the “Pledged Collateral”):

(a)

(i)           all of the Equity Interests now or hereafter owned by such Pledgor in each Domestic Subsidiary that is or subsequently becomes a first tier Subsidiary of Company;

(ii)          all of the Equity Interests now or hereafter owned by such Pledgor in each Foreign Subsidiary of Company listed on Schedule I;

in each case, whether such Equity Interests are classified as investment property or general intangibles under the UCC, and shall include all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any Equity Interest, and shall include those owned on the date hereof and described in Schedule I for such Pledgor, the certificates or other instruments representing any of the foregoing and any interest of such Pledgor, and all such interests hereafter acquired by Pledgors (or any of them) and in the entries on the books of any Securities Intermediary pertaining thereto (the “Pledged Equity”), and all distributions, dividends, and other property received, receivable or otherwise distributed in respect of or in exchange therefore;

provided, that, if the issuer of any such Pledged Equity is a controlled foreign corporation (as such term is defined in Section 957(a) of the Internal Revenue Code of 1986, as amended), the Pledged Equity shall not include any Equity Interests of such issuer to the extent that creation of a security interest by Pledgor in such Equity Interests could reasonably be expected to result in material adverse tax consequences to Company, it being acknowledged and agreed that the creation of a security interest in Equity Interests possessing up to 66% of the voting power of all classes of Equity Interests of such issuer entitled to vote will not result in such adverse tax consequences;

(b)           the assets and property described in Schedule II for such Pledgor, whether now owned or hereafter acquired by such Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, claim or otherwise) (the “Pledged Assets”);

(c)           all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Pledged Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(d)           to the extent not covered by clauses (a) and (b) above, all proceeds of any or all of the foregoing Pledged Collateral.  For purposes of this Agreement, the term “proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from such Pledged Collateral, collections thereon or distributions or payments with respect thereto, whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgors or Collateral Agent from time to time with respect to any of the Pledged Collateral.

SECTION 3.              Security for Obligations.  This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required redemption, conversion, repurchase, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), of all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with this Agreement or any of the Indenture Documents, together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to any Pledgor, would accrue on such obligations, whether or not a claim is allowed against such Pledgor for such interest in the related bankruptcy proceeding), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent as a preference, fraudulent transfer or otherwise; all other loans and future advances made by Collateral Agent to any Pledgor and all other debts, obligations and liabilities of each Pledgor or every kind and character now or hereafter existing in favor of Collateral Agent, whether direct or indirect, primary or secondary, joint or several, fixed or contingent, secured or unsecured, and whether originally payable to Collateral Agent or to a third party and subsequently acquired by Collateral Agent, it being contemplated that any Pledgor may hereafter become indebted to Collateral Agent for such further debts, obligations and liabilities; and all obligations of every nature of Pledgors now or hereafter existing under this Agreement (all such obligations of Pledgors being the “Secured Obligations”).

SECTION 4.              Delivery of Pledged Equity.  In the case of Pledged Equity consisting of Certificated Securities or Instruments, all such Certificated Securities or Instruments representing or evidencing such Pledged Equity shall be delivered to and held by or on behalf of Collateral Agent in a segregated account pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the applicable Pledgor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent.  Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right, without notice to Pledgors, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Equity.

SECTION 5.              Representations and Warranties.  Each Pledgor represents and warrants as follows:

(a)           Organization and Powers.  Such Pledgor is duly organized, validly existing and in good standing (solely in the case of an entity incorporated or organized under the laws of the United States of America or any state thereof or in any other jurisdiction in which an entity may be in good standing) and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into this Agreement and carry out the transactions contemplated hereby.

(b)           Good Standing.  Such Pledgor is qualified to do business and in good standing (solely in the case of an entity incorporated or organized under the laws of the United States of America or any state thereof or in any other jurisdiction in which an entity may be in good standing) wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be so qualified or in good standing has not had and will not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of such Pledgor and its subsidiaries, taken as a whole.

(c)           Binding Obligation.  This Agreement is the legally valid and binding obligation of such Pledgor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

(d)           Due Authorization, etc. of Pledged Collateral.  All of the Pledged Equity described in Schedule I for such Pledgor has been duly authorized and validly issued and is fully paid and non-assessable and represents  all of the Pledged Equity owned by such Pledgor.

(e)           Description of Pledged Collateral.  The Pledged Equity constitutes all of the issued and outstanding Equity Interests in each issuer thereof (subject to the proviso to Section 2(a)), and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any securities, or rights or interest in any securities, of any of the issuers of any of the Pledged Equity or any of the properties or assets of any of such issuers.

(f)            Ownership of Pledged Collateral.  Such Pledgor is the legal, record and beneficial owner of the Pledged Collateral and its interests in the Pledged Collateral are free and clear of any Lien except for the security interest created by this Agreement.

(g)           Governmental Authorizations.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by such Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by such Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by such Pledgor, or (iii) the exercise by Collateral Agent of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).

(h)           Perfection.  Upon (i) the filing of UCC financing statements naming such Pledgor as “debtor,” naming Collateral Agent as “secured party” and describing the Pledged Collateral in the filing offices set forth on Schedule III, (ii) in the case of Pledged Collateral consisting of certificated securities or evidenced by instruments, in addition to filing such financing statements, delivery of the certificates representing such certificated securities and delivery of such instruments to Collateral Agent, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank (and in the case of Pledged Collateral issued by a foreign issuer, any actions required under foreign law to perfect (to the extent such concept or an analogous concept is applicable under the relevant laws) a security interest in such Pledged Collateral), (iii) in the case of the Intellectual Property Collateral, in addition to the filing of such UCC financing statements, the recordation of a Grant with the applicable IP Filing Office, and (iv) in the case of Pledged Collateral consisting of Account Collateral with respect to a Deposit Account or Securities Account, the effectiveness of an Account Control Agreement in respect of such Deposit Account or Securities Account, the security interests in the Pledged Collateral, granted to Collateral Agent, will constitute perfected (to the extent such concept or an analogous concept is applicable under the relevant laws) security interests in the Pledged Collateral prior to all other Liens (except for Permitted Liens of the types described in clauses (i), (ii), (iii), (iv), (vi), (vii), (viii) (solely with respect to the extension, renewal or refinancing of Indebtedness secured by Liens of the type described in clause (vi) thereof), (ix) and (xii) of the definition of Permitted Liens), securing the payment of the Secured Obligations.

(i)            Office Locations; Type and Jurisdiction of Organization.  Such Pledgor’s name as it appears in official filings in its jurisdiction of organization, type of organization (i.e. corporation, limited liability company, etc.), jurisdiction of organization, principal place of business, chief executive office, office where such Pledgor keeps its records regarding the Pledged Collateral, and organization number provided by the applicable government authority of the jurisdiction of organization are set forth on Schedule IV annexed hereto or the applicable Counterpart.

(j)            Names.  No Pledgor (or predecessor by merger or otherwise of such Pledgor) has, within the five-year period preceding the date hereof, or, in the case of an Additional Pledgor, the date of the applicable Counterpart, had a different name from the name of such Pledgor listed on the signature pages hereof, except the names set forth on Schedule IV annexed hereto or the applicable Counterpart.

(k)           Margin Regulations.  The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(l)            Account Collateral.  The value of cash and other property in all Deposit Accounts and Securities Accounts constituting Pledged Collateral, that are not subject to effective Account Control Agreements, does not, in the aggregate, exceed $1,000,000.

(m)          Other Information.  All information heretofore, herein or hereafter supplied to Collateral Agent by or on behalf of such Pledgor with respect to the Pledged Collateral is accurate and complete in all material respects.

(n)           Account Debtors.  None of the account debtors or other persons obligated on any of the portions of the Pledged Assets consisting of accounts receivable is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Pledged Collateral.

The representations and warranties as to the information set forth in Schedules referred to herein are made, as to each Pledgor as of the date hereof (or, in the case of the representation and warranty set forth in clause (l) above, shall be made on and as of June 30, 2008) and, as to each Additional Pledgor, as of the date of the applicable Counterpart, that, in the case of a Pledge Amendment, such representations and warranties are made as of the date of such Pledge Amendment.

Company shall cause its legal counsel to deliver a legal opinion regarding certain of the representations and warranties set forth in this Section 5 and such other matters as may be reasonably requested by Collateral Agent.

SECTION 6.              Covenants.  Each Pledgor shall:

(a)           not, except as expressly permitted by the Indenture Documents and without prejudice to clause (y) below, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, except for Permitted Dispositions, (ii) create or suffer to exist any Lien (other than, for the avoidance of doubt, Permitted Liens) upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement or any other Indenture Document, or (iii) permit any issuer of Pledged Equity to merge or consolidate with another Person (except (x) with a Pledgor in a merger or consolidation in which the surviving or resulting Person is a Pledgor and (y) the Designated Italian Merger) unless upon the effectiveness of such merger or consolidation, the surviving or resulting Person (if other than a Pledgor) becomes a Pledgor hereunder and all of the outstanding Equity Interests of the surviving or resulting Person (subject to the proviso to Section 2(a)) become pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent Person;

(b)           do or cause to be done, and cause each issuer of Pledged Equity to do or cause to be done, all things necessary to preserve and keep in full force and effect its respective corporate existence in accordance with its organizational documents (as the same may be amended from time to time);

(c)           (i) cause each issuer of Pledged Equity not to issue Equity Interests (except Permitted Securities) in addition to or in substitution for the Pledged Equity issued by such issuer, except to Company or any other Pledgor, (ii) subject to the proviso to Section 2(a), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests of each issuer of Pledged Equity, and (iii) subject to the proviso to Section 2(a), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all Equity Interests of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Domestic Subsidiary or a first tier Foreign Subsidiary of Company;

(d)           at its expense (i) perform and comply in all material respects with all terms and provisions of any agreement related to the Pledged Collateral required to be performed or complied with by it, (ii) maintain its agreements in all such agreements in full force and effect, and (iii) enforce its rights under all such agreements in accordance with their terms;

(e)           give Collateral Agent at least 30 days’ prior written notice of any (i) change in such Pledgor’s name, identity or corporate structure and (ii) reincorporation, reorganization or other action that results in a change of the jurisdiction or organization of such Pledgor;

(f)            promptly deliver to Collateral Agent all written notices received by it with respect to the Pledged Collateral;

(g)           pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Pledgor; provided that such Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against such Pledgor or any of the Pledged Collateral as a result of the failure to make such payment;

(h)           keep adequate records concerning the Pledged Collateral and permit Collateral Agent or its representatives or designees from time to time upon reasonable notice within normal business hours to examine and make copies of and abstracts from such records;

(i)            at its expense, defend Collateral Agent’s right, title and security interest in and to the Pledged Collateral against the claims of any person;

(j)            at its expense, at any time and from time to time, promptly execute and deliver all further instruments, financing statements, continuation statements and documents and take all further action that may be necessary or desirable or that Collateral Agent may reasonably request in order to (i) perfect and protect the security interests created or purported to be created hereby, (ii) enable Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement;

(k)           not make or consent to any amendment or other modification or waiver with respect to any agreement concerning the Pledged Collateral as permitted by the Indenture Documents and this Agreement; not take any action that could, or fail to take any action which failure could, reasonably be expected to result in any one or more of the representations and warranties set forth in Section 5 of this Agreement being incorrect or inaccurate in any material respect when made;

(l)            in the case of Company, not have or permit to exist any first-tier Domestic Subsidiary that is not a Pledgor hereunder without the prior written consent of Collateral Agent (provided, however, in the case of a Domestic Subsidiary that is directly or indirectly acquired or formed by Company after the Issue Date, this covenant shall not be breached for a period of five Business Days after such acquisition or formation thereof, provided that within such period such acquired or formed Domestic Subsidiary shall become an Additional Pledgor in accordance with Section 18, and Schedule II shall be updated to reflect such Domestic Subsidiary as a Pledgor);

(m)          not take any action which would, or fail to take any action which failure would, in any manner impair the enforceability of Collateral Agent’s security interest in any Pledged Collateral;

(n)           keep the Pledged Collateral in good order and repair and not use the same in violation of law or any policy of insurance thereon;

(o)           permit Collateral Agent, or its designee, to inspect the Pledged Collateral at any reasonable time, wherever located;

(p)           not, from and after June 30, 2008, permit the value of all cash and other assets maintained in all Deposit Accounts and Securities Accounts constituting Pledged Collateral, that are not subject to effective Account Control Agreements, to exceed, in the aggregate, $1,000,000;

(q)           not grant Control over any Deposit Account or Securities Account constituting Pledged Collateral to any Person other than Collateral Agent;

(r)            promptly notify Collateral Agent in writing of, and update Schedule II so as to list with specificity, all Commercial Tort Claims at any time held or acquired by such Pledgor (except for such Commercial Tort Claims in amounts as do not, in the aggregate, exceed $1,000,000), in each case including a summary description of such claim, and grant to Collateral Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent;

(s)           [Intentionally omitted];

(t)            [Intentionally omitted];

(u)           [Intentionally omitted];

(v)           conduct all transactions with any of its Affiliates on terms that are fair and reasonable and no less favorable to such Pledgor than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate;

(w)          [Intentionally omitted];

(x)           [Intentionally omitted];

(y)           in the case of Company, maintain direct ownership of all of, and not transfer or dispose of any of, and not permit to be issued to any Person other than Company any of, the Capital Stock in the Pledged Subsidiaries; provided that, in the case of Shenzhen, PAI shall maintain direct ownership of all of, and shall not transfer or dispose of any of, and shall not permit to be issued to any Person other than PAI any of, the Capital Stock in Shenzhen; and provided further that, in the case of PowerOne UK, Company shall maintain direct ownership of no less than 60.5% of, and shall not transfer or dispose of any of, and shall not permit to be issued (if after such issuance Company shall have less than 60.5% of the Capital Stock in PowerOne UK) to any Person other than Company any of, the Capital Stock in PowerOne UK; and

(z)            not make or hold any Investments in any other Person, except for Permitted Investments.

SECTION 7.              Further Assurances.

(a)           Each Pledgor agrees that from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver, and cause to be executed and delivered, at request of Collateral Agent, agreements establishing that Collateral Agent has control over all Pledged Collateral and all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.  Without limiting the generality of the foregoing, each Pledgor will:  (i) execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby (including, without limitation, pledge agreements under the local law of the jurisdiction of any Person the Equity Interests in which constitute Pledged Collateral, and all filings, notices, instruments and other documents relating thereto) and (ii) at Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Pledgor’s title to or Collateral Agent’s security interest in all or any part of the Pledged Collateral.  Each Pledgor hereby authorizes Collateral Agent (provided Collateral Agent shall have no obligation) to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor; provided, however, that each Pledgor shall have the primary obligation to file any financing or continuation statement.

(b)           Each Pledgor further agrees that it will, upon obtaining any additional Equity Interest (including any additional Equity Interest hereafter owned in a Domestic Subsidiary that is a direct subsidiary of Company or a Foreign Subsidiary that is a first tier subsidiary of Company (in each case, formed or acquired after the date of this Agreement)), promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule V annexed hereto (a “Pledge Amendment”), in respect of the additional Pledged Equity to be pledged pursuant to this Agreement; provided that the failure of such Pledgor to execute a Pledge Amendment with respect to any additional Pledged Equity shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.  Upon each such acquisition, the representations and warranties contained in Section 5 hereof shall be deemed to have been made by such Pledgor as to the Pledged Equity described in such Pledge Amendment.

(c)           Each Pledgor shall promptly notify Collateral Agent in writing of any rights to Intellectual Property Collateral acquired by such Pledgor after the date hereof.  Promptly after the filing of an application for any Trademark Registration, Patent or Copyright Registration, each Pledgor shall execute and deliver to Collateral Agent an IP Supplement, and submit a Grant for recordation with respect thereto in the applicable IP Filing Office; provided, the failure of any Pledgor to execute an IP Supplement or submit a Grant for recordation with respect to any additional Intellectual Property Collateral shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.  Upon delivery to Collateral Agent of an IP Supplement, Schedules VII, VIII, IX annexed hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include a reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral set forth on Schedule A to such IP Supplement.  Upon each such acquisition, the representations and warranties contained in Section 5(h) hereof shall be deemed to have been made by such Pledgor as to such Intellectual Property Collateral, whether or not such IP Supplement is delivered.

(d)           Company agrees to use commercially reasonable efforts to perfect, within 30 days after the Issue Date, the Lien granted hereby on the Equity Interests owned by Company in Power-One Ltd. (Cayman Islands) by means of a legal pledge, in a manner that ensures the first priority of such Lien and is otherwise on customary terms reasonably acceptable to Collateral Agent.

SECTION 8.              Voting Rights; Dividends; Etc.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)            each Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture Documents; provided, however, that such Pledgor shall not exercise or refrain from exercising any such right if Collateral Agent shall have notified such Pledgor that, in Collateral Agent’s judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and

(ii)           each Pledgor shall be entitled to receive and retain any and all dividends, other distributions and interest paid in respect of the Pledged Collateral.

(b)          Upon the occurrence and during the continuation of an Event of Default:

(i)            upon written notice from Collateral Agent to Pledgors, all rights of Pledgors to exercise the voting and other consensual rights that they would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

(ii)           all rights of Pledgors to receive the dividends, other distributions and interest payments that they would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, other distributions and interest payments; and

(iii)          all dividends, principal, interest payments and other distributions that are received by Pledgors contrary to the provisions of paragraph (ii) of this Section 8(b) shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of Pledgors and shall forthwith be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

(c)           In order to permit Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 8(a)(ii) or Section 8(b)(ii), (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), each Pledgor hereby grants to Collateral Agent an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including, without limitation, giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

SECTION 9.              Collateral Agent Appointed Attorney-in-Fact.  Each Pledgor hereby irrevocably appoints Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of such Pledgor, Collateral Agent or otherwise, from time to time in Collateral Agent’s discretion to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

(a)           to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor;

(b)           upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(c)           upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any instruments made payable to such Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

(d)           upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Pledged Collateral;

(e)           to pay or discharge taxes or Liens levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of such Pledgor to Collateral Agent, due and payable immediately without demand;

(f)            upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent’s option and such Pledgor’s expense, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon the Pledged Collateral and Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do; and

(g)           upon the occurrence and during the continuance of an Event of Default, to obtain and adjusted insurance required to be maintained by such Pledgor.

However, Collateral Agent shall have no obligation to do any of the foregoing or to take any actions relating to the Pledged Collateral, and Collateral Agent may, without liability to any Pledgor or any other Person, take or refrain from taking any such actions, as Collateral Agent in its sole discretion deems to be in the interest of Collateral Agent.

SECTION 10.            Collateral Agent May Perform; No Assumption.

(a)           If any Pledgor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by such Pledgor under Section 15(b).

(b)           Anything contained herein to the contrary notwithstanding, (i) each Pledgor shall remain liable under any agreements included in or related to the Pledged Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Collateral Agent of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under any such agreements, and (iii) Collateral Agent shall not have any obligation or liability under any such agreements by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 11.            Standard of Care.

(a)           The powers conferred on Collateral Agent under this Agreement are solely to protect the interests of Collateral Agent in the Pledged Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Pledged Collateral, it being understood that Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any prior parties or any other rights pertaining to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value.  Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property consisting of negotiable securities.

(b)           The duties and obligations of Collateral Agent shall be determined solely by the express provisions of this Agreement and Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement.  Collateral Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement by the Trustee, the Issuer or any other party to the transaction documents.  Collateral Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other Person to perform such Person’s obligations under any such document.

(c)           Collateral Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any Pledged Collateral delivered hereunder or under the Pledged Equity agreements, or for the value or collectibility of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than Collateral Agent. Collateral Agent shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of each Pledgor to all or any of such assets whether such defect or failure was known to Collateral Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not.

(d)           Collateral Agent shall be fully protected in acting on and relying upon any written notice direction, request, waiver, consent, receipt or other paper or document which Collateral Agent in good faith believes to have been signed and presented by the proper party or parties.

(e)           Collateral Agent shall not be responsible for any unsuitability, inadequacy or unfitness of any security interest created hereunder or pursuant to any other security document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other security document pertaining to this matter.

(f)            Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

(g)           Collateral Agent may seek the advice, at the expense of Company, of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.

(h)           Collateral Agent shall not be required to use or risk its own funds or otherwise incur any liability in the performance of its obligations or duties, or in exercise of any rights or powers, and shall not be required to take any action which, in Collateral Agent’s sole judgment, could involve it in expense or liability unless furnished with security and indemnity which Collateral Agent deems in its sole discretion to be satisfactory.

(i)            In the absence of gross negligence, willful misconduct or bad faith on the part of Collateral Agent, Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Collateral Agent which conform to the requirements of this Agreement.

(j)            Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction given under this Agreement.

(k)           Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(l)            Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document.

(m)          Collateral Agent may act through agents and attorneys-in-fact under this Agreement and shall not be responsible for the conduct or negligence of any agent appointed with due care.  Collateral Agent may also appoint additional institutions as co-collateral agents, pledgee’s or chargee’s with respect to the Pledged Equity or any of the other Pledged Collateral.

(n)           Collateral Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to Company. Upon such notice, a successor collateral agent shall be appointed by Company and such successor collateral agent shall become the successor collateral agent hereunder upon the resignation date specified in such notice.  If Company shall fail to have appointed a successor collateral agent within 30 days after Collateral Agent has given written notice of its resignation to Company, Collateral Agent may petition a court of competent jurisdiction to appoint a successor collateral agent.

(o)           In no event shall Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if it has been advised of the likelihood of such loss or damage and regardless of the form of action.

(p)           In no event shall Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

(q)           Collateral Agent agrees to accept and act upon facsimile transmission of written instructions pursuant to this Agreement; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to Collateral Agent in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.

(r)            The Pledgors and Collateral Agent hereby appoint BNY Corporate Trustee Services Limited, The Bank of New York Trust Company (Cayman) Limited, The Bank of New York (Luxembourg) S.A. and The Bank of New York, as co-collateral agents with respect to the Pledged Equity (the “Pledged Equity Co-Collateral Agents”).  Upon an Event of Default, the Pledged Equity Co-Collateral Agents shall take all enforcement actions with respect to the Pledged Equity as directed by Collateral Agent.  From time to time Collateral Agent may also appoint additional institutions as co-collateral agents, pledgees or chargees with respect to the Pledged Equity or any of the other Pledged Collateral.

The Pledgors hereby agree that all rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture and Collateral Agent hereunder (including, but not limited to, the right to be indemnified by the Pledgors)  are extended to the Pledged Equity

Co-Collateral Agents and any other co-collateral agent, pledgee or chargee appointed by Collateral Agent with respect to the Pledged Equity or any of the other Pledged Collateral.

SECTION 12.            Insurance Matters.

(a)           Each Pledgor will maintain with financially sound and reputable insurers insurance with respect to its Inventory insured with casualty or physical hazard insurance on an “all risks” basis, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such Inventory.  Such insurance shall be in such minimum amounts that such Pledgor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to Collateral Agent.  In addition, within thirty (30) days of the date of this Agreement, all such insurance shall name Collateral Agent as an additional insured.

(b)           The proceeds of any casualty insurance in respect of any casualty loss of any of the Pledged Collateral shall be held by Collateral Agent as cash collateral for the Secured Obligations.  Collateral Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as Collateral Agent may reasonably prescribe, for direct application by such Pledgor solely to the repair or replacement of the inventory property so damaged or destroyed, or Collateral Agent may apply all or any part of such proceeds to the Secured Obligations.

(c)           All policies of insurance shall provide for at least thirty (30) days’ prior written cancellation notice to Collateral Agent.  In the event of failure by any Pledgor to provide and maintain insurance as herein provided, Collateral Agent may (but shall have no obligation to), at its option, provide such insurance and charge the amount thereof to such Pledgor.  Within thirty (30) days of the date of this Agreement, and on each annual anniversary date thereafter, Company shall furnish Collateral Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

SECTION 13.            Remedies.

(a)           If any Event of Default shall have occurred and be continuing, Collateral Agent may (and upon the written direction and indemnity of the Holders of a majority in principal amount of the outstanding Securities under the Indenture shall) exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral), and Collateral Agent may also in its sole discretion (and upon the written direction and indemnity of the Holders of a majority in principal amount of the outstanding Securities under the Indenture shall), without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or at any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral.  Collateral Agent may be the purchaser of any or all of the Pledged Collateral at any such sale, and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Collateral Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgors, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency.

(b)           Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the “Securities Act”), and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Equity conducted without prior registration or qualification of such Pledged Equity under the Securities Act and/or such state or other applicable securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including, without limitation, an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, such Pledgor agrees that any such private placement shall, in and of itself, not be deemed to be commercially unreasonable and that Collateral Agent shall have no obligation to delay the sale of any Pledged Equity for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state or other securities laws, even if such issuer would, or should, agree to so register it.

(c)           If Collateral Agent determines to exercise its right to sell any or all of the Pledged Equity, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Equity to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the amount of Pledged Equity that may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d)           Collateral Agent shall not be liable for any decline in the value of any Collateral or for any loss realized upon any sale or other disposition of the Pledged Collateral.

SECTION 14.            Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in the order of priority specified in Section 7.06 of the Indenture.

SECTION 15.            Indemnity and Expenses.

(a)           Pledgors jointly and severally agree to indemnify Collateral Agent and the Pledged Equity Co-Collateral Agents (including their officers, directors, employees and agents) from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement and any Account Control Agreement), except to the extent such claims, losses or liabilities result solely from their gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b)           Pledgors jointly and severally agree to pay to Collateral Agent and the Pledged Equity Co-Collateral Agents upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

(c)           The obligations of Pledgors in this Section 15 shall survive the termination of this Agreement, the resignation or removal of Collateral Agent and the Pledged Equity Co-Collateral Agents, and the discharge of Pledgors’ other obligations under this Agreement and the Indenture Documents, as the case may be.

SECTION 16.            Set-Off.  Each Pledgor hereby irrevocably authorizes Collateral Agent and each other Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Pledgor or any other Pledgor, any such notice being expressly waived by each Pledgor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Collateral Agent or such Secured Party to or for the credit or the account of such Pledgor, or any part thereof in such amounts as Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Pledgor to Collateral Agent or such Secured Party hereunder and claims of every nature and description of Collateral Agent or such Secured Party against such Pledgor, in any currency, whether arising hereunder or under the Indenture Documents, as Collateral Agent or such Secured Party may elect, whether or not Collateral Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  Collateral Agent and each other Secured Party shall notify such Pledgor promptly of any such set-off and the application made by Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of Collateral Agent and each other Secured Party under this Section 16 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Collateral Agent or such Secured Party may have.

SECTION 17.       Continuing Security Interest; Assigns.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns; provided, however, that neither Secured Party nor any Pledgor may assign this Agreement without the prior written consent of the other.  Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgors.  Upon any such termination Collateral Agent will, at Pledgors’ expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination.

SECTION 18.       Additional Pledgors.  From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto as additional Pledgors (each an “Additional Pledgor”), by executing a counterpart of this Agreement substantially in the form of Schedule VI annexed hereto.  Upon delivery of any such counterpart to Collateral Agent, notice of which is hereby waived by Pledgors, each such Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereto.  Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Pledgor hereunder.  This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder.

SECTION 19.       Amendments; Etc.  No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Pledgors.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 20.       Notices.  Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Collateral Agent shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other party hereto.

SECTION 21.       Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 22.       Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 23.       Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 24.       Governing Law; Terms.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 25.       Consent to Jurisdiction and Service of Process.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 20; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 25 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW.

NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 25 SHALL LIMIT THE RIGHT OF COLLATERAL AGENT TO TAKE PROCEEDINGS AGAINST ANY PLEDGOR IN ANY OTHER COURT OF COMPETENT JURISDICTION, NOR SHALL THE TAKING OF PROCEEDINGS IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE TAKING OF PROCEEDINGS IN ANY OTHER JURISDICTIONS, WHETHER CONCURRENTLY OR NOT, TO THE EXTENT PERMITTED BY THE LAW OF SUCH OTHER JURISDICTION.

SECTION 26.       Waiver of Jury Trial.   EACH OF THE PLEDGORS AND COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 27.       Acknowledgments.  Each Pledgor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Indenture Documents to which it is a party;

(b)           neither Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Agreement or the Indenture Documents, and the relationship between the Pledgors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the Indenture Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Pledgors and the Secured Parties.

(d)           its agreement to fulfill its obligations hereunder is a material and essential part of the consideration and inducement of Collateral Agent to enter into this Agreement, and without such agreement by such Pledgor, the Securities would not be purchased.

SECTION 28.       Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 29.       Suretyship Waivers by Pledgors, etc.

(a)           Each Pledgor jointly and severally agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Secured Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Pledgor agrees as follows:  (i) Collateral Agent may from time to time, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any limitation, impairment or discharge of such Pledgor’s liability hereunder, (A) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment or performance of the Secured Obligations, (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Secured Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (C) request and accept guaranties of the Secured Obligations and take and hold other security for the payment of the Secured Obligations, (D) release, exchange, compromise, subordinate or modify, with or without consideration, any other security for payment of the Secured Obligations, any guaranties of the Secured Obligations, or any other obligation of any Person with respect to the Secured Obligations, (E) enforce and apply any other security now or hereafter held by or for the benefit of Collateral Agent in respect of the Secured Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Collateral Agent may have against any such security, as Collateral Agent in its discretion may determine consistent with the Indenture and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (F) exercise any other rights available to Collateral Agent under the Indenture, at law or in equity; and (ii) this Agreement and the obligations of such Pledgor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Secured Obligations), including without limitation the occurrence of any of the following, whether or not such Pledgor shall have had notice or knowledge of any of them:  (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Secured Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Secured Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions of the Indenture or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Secured Obligations, (C) the Secured Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Secured Obligations, even though Collateral Agent might have elected to apply such payment to any part or all of the Secured Obligations, (E) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Secured Obligations, (F) any defenses, set-offs or counterclaims which Company may allege or assert against Collateral Agent in respect of the Secured Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of such Pledgor as an obligor in respect of the Secured Obligations.

(b)           Each Pledgor hereby waives, for the benefit of Collateral Agent:  (i) any right to require Collateral Agent, as a condition of payment or performance by such Pledgor, to (A) proceed against Company, any guarantor of the Secured Obligations or any other Person, (B) proceed against or exhaust any other security held from Company, any guarantor of the Secured Obligations or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of Collateral Agent in favor of Company or any other Person, or (D) pursue any other remedy in the power of Collateral Agent whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Secured Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Secured Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon Collateral Agent’s errors or omissions in the administration of the Secured Obligations, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of such Pledgor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Pledgor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that Collateral Agent protect, secure, perfect or insure any other security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the Indenture or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Secured Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 29(a) and any right to consent to any thereof; and (vii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

(c)           [Intentionally Omitted].

(d)           Until the Secured Obligations shall have been paid in full, each Pledgor shall withhold exercise of (i) any claim, right or remedy, direct or indirect, that such Pledgor now has or may hereafter have against Company or any of its assets in connection with this Agreement or the performance by such Pledgor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (A) any right of subrogation, reimbursement or indemnification that such Pledgor now has or may hereafter have against Company, (B) any right to enforce, or to participate in, any claim, right or remedy that Collateral Agent now has or may hereafter have against Company, and (C) any benefit of, and any right to participate in, any other collateral or security now or hereafter held by Collateral Agent, and (ii) any right of contribution such Pledgor now has or may hereafter have against any guarantor of any of the Secured Obligations.  Each Pledgor further agrees that, to the extent the agreement to withhold exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Pledgor may have against Company or against any other collateral or security, and any rights of contribution such Pledgor may have against any such guarantor, shall be junior and subordinate to any rights Collateral Agent may have against Company, to all right, title and interest Collateral Agent may have in any such other collateral or security, and to any right Collateral Agent may have against any such guarantor.

(e)           Collateral Agent shall have no obligation to disclose or discuss with Pledgors its assessment, or any Pledgor’s assessment, of the financial condition of Company.  Each Pledgor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Indenture, and each Pledgor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations.  Each Pledgor hereby waives and relinquishes any duty on the part of Collateral Agent to disclose any matter, fact or thing relating to the business, operations or condition of Company now known or hereafter known by Collateral Agent.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Pledgors and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PLEDGORS:

POWER-ONE, INC., a Delaware corporation

By:	/ s / Randall Holliday
Title: Secretary

Notice	740 Calle Plano
Address:
Camarillo, CA 93012
Attn: Randall H. Holliday

P-O DELAWARE, INC., a Delaware corporation

By:	/ s / Randall Holliday
Title: Secretary

Notice	740 Calle Plano
Address:
Camarillo, CA 93012
Attn: Randall H. Holliday

PAI CAPITAL LLC, a Delaware limited liability company

By:	/ s / Randall Holliday
Title: Member

Notice	740 Calle Plano
Address:
Camarillo, CA 93012
Attn: Randall H. Holliday

PLEDGORS:

HC POWER, INC., a California corporation

By:	/ s / Randall Holliday
Title: Secretary

Notice	740 Calle Plano
Address:
Camarillo, CA 93012
Attn: Randall H. Holliday

P-O NEVADA CORP., a Nevada corporation

By:	/ s / Randall Holliday
Title: Secretary

Notice	740 Calle Plano
Address:
Camarillo, CA 93012
Attn: Randall H. Holliday

SECURED PARTY:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent

By:	/ s/ Teresa Petta
Title: Vice President

Notice	700 South Flower Street, suite
Address:	500
Los Angeles, CA 90017

ACKNOWLEDGED BY:

THE BANK OF NEW YORK

By:	/s/ Tania Sibree
Title:	Vice President

Notice Address: Level 12, Three Pacific Place, 1 Queen’s Road East, Hong Kong

BNY CORPORATE TRUSTEE SERVICES LIMITED

By:	/s / Mark Elsom
Title: Assistant Vice President

Notice	40th Floor, One Canada Square,
Address:	London, E14 5AL

THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED

By:	/s/ Illegible
Title: Field Secretaries (Cayman) Limited

Notice Address:

THE BANK OF NEW YORK (LUXEMBOURG) S.A

By:	/ s / Adriana Pierelli
Title: MD and General Manager

Notice	Italian Branch, Via Carducci 31
Address:	20123 Milan, Italy

SCHEDULE I

Pledged Equity

Issuer	Class of Equity Interest	Certificate Nos.	Amount of Equity Interests	Percentage Pledged
DOMESTIC SUBSIDIARIES
P-O Delaware, Inc. (Delaware)	Common Stock	2	100%	100%
P-O Nevada Corp. (Nevada)	Common Stock	2	100%	100%
PAI Capital LLC (Delaware)	Membership Interest	N/A	100%	100%
HC Power, Inc. (California)	Common Stock	40	100%	100%
FOREIGN SUBSIDIARIES
Power-One Limited (Cayman Islands)	Ordinary	2	100%	Up to 66%
Power-One Asia Pacific Electronics (Shenzhen) Co. (China)	Not applicable	Not applicable	100%	Up to 66%
Power-One Italy Holdings S.p.A. (Italy)	Ordinary	Certificate to be issued	100%	Up to 66%
Power-One Limited (UK)	Ordinary	5	100%	Up to 66%

I-1

SCHEDULE II

Property and Assets

All of the property and assets (other than leased or owned real property, and foreign intellectual property) of the entities listed below as Pledgors, including all such property and assets that are now owned and all such property and assets that may hereafter be acquired, and including, but not limited to, inventory, accounts, equipment, chattel paper, documents, instruments, copyrights, trademarks, service marks, patents and related rights, general intangibles, deposit accounts, cash and cash equivalents, investment property (including, but not limited to, interests in subsidiaries) and any and all proceeds and products of any of the foregoing and any of the proceeds or products thereof:

The Pledgors of the collateral described herein shall include the following:

Power-One, Inc.,

P-O Delaware, Inc.,

PAI Capital LLC,

HC Power, Inc., and

P-O Nevada Corp.

Notwithstanding the foregoing, the Pledged Collateral shall not include the following assets:

(a)           certain power supply products to be sold to Emerson Process Management Power and Water Solutions, Inc. and Fisher-Rosemount Systems, Inc. for a purchase price of approximately $1.59 million;

(b)           certain non-exclusive licensing and second source rights relating to the Company’s Z-One digital power management and control products intellectual property; and

(c)           certain products relating to power management of residential appliances (i.e., the Company’s digital motor control product line).

II-1

SCHEDULE III

Filing Offices

Pledgor	Filing Offices

Power-One, Inc.	Delaware
P-O Delaware, Inc.	Delaware
PAI Capital LLC	Delaware
HC Power, Inc.	California
P-O Nevada Corp.	Nevada

III-1

SCHEDULE IV

Office Locations, Type and Jurisdiction of Organization

Name of Pledgor	Type of Organization	Office Locations	Jurisdiction of Organization	Organization Number

Power-One, Inc.	Corporation	Camarillo, CA	Delaware	77-0420182
P-O Delaware, Inc.	Corporation	Camarillo, CA	Delaware	3621936
PAI Capital LLC	Limited liability company	Camarillo, CA	Delaware	20-8164367
HC Power, Inc.	Corporation	Camarillo, CA	California	1260082
P-O Nevada Corp.	Corporation	Camarillo, CA	Nevada	C18404-00

Names of Pledgors Used in Past Five Years

Not applicable

IV-1

SCHEDULE V

Pledge Amendment

This Pledge Amendment, dated                         ,      , is delivered pursuant to Section 7(b) of the Security Agreement referred to below.  The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement dated                  ,         , among                         , as Company, the other Pledgors named therein, and                         , as Collateral Agent (the “Security Agreement,” capitalized terms defined therein being used herein as therein defined) and that the Pledged Equity listed on this Pledge Amendment shall be deemed to be part of the Pledged Equity and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

[NAME OF PLEDGOR]

By:
Title:

Issuer	Class of Equity Interests	Certificate Nos.	Amount of Equity Interests	Percentage Ownership Interest	Percentage Pledged

V-1

SCHEDULE VI

Form of Counterpart

COUNTERPART (this “Counterpart”), dated                         , is delivered pursuant to Section 18 of the Security Agreement referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of                         ,                         (as it may be from time to time amended, modified or supplemented, the “Security Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Power-One, Inc., PAI Capital LLC and The Bank Of New York Trust Company, N.A., as Collateral Agent.  The undersigned, by executing and delivering this Counterpart, hereby becomes a Pledgor under the Security Agreement in accordance with Section 18 thereof and agrees to be bound by all of the terms thereof.  Without limiting the generality of the foregoing, the items of property described in the schedule attached hereto shall be deemed to be part of the and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

[NAME OF ADDITIONAL PLEDGOR]

By:
Name:
Title:

VI-1

EXHIBIT I TO
SECURITY AGREEMENT

[FORM OF GRANT OF TRADEMARK SECURITY INTEREST]

GRANT OF TRADEMARK SECURITY INTEREST

WHEREAS, [NAME OF PLEDGOR], a                 corporation (“Pledgor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

WHEREAS, pursuant to (i) that certain Indenture dated as of June 17, 2008 (as such Indenture may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) among The Bank of New York Trust Company, N.A., as Trustee for the Holders (as defined in the Indenture) (in such capacity, the “Trustee”), the Company, as Issuer, and (ii) the Purchase Agreement dated as of June [    ], 2008 (as such Purchase Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among the Company, and Lehman Brothers Inc., as Initial Purchaser, the Company issued the 8.0% Senior Secured Notes due 2013 (the “Notes”), and (iii) the terms of a Security Agreement dated as of June 17, 2008 (as further amended, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used in this Agreement without definition have the respective meanings assigned such terms in the Security Agreement), among Grantor, Collateral Agent and the other grantors named therein, Grantor has agreed to create in favor of Collateral Agent a secured and protected interest in, and Collateral Agent has agreed to become a secured creditor with respect to, the Trademark Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Pledgor to Collateral Agent pursuant to the Security Agreement, Pledgor hereby grants to Collateral Agent a security interest in all of Pledgor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Pledgor now has or hereafter acquires an interest and wherever the same may be located (the “Trademark Collateral”):

(i)            all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Pledgor, or hereafter adopted and used, in its business (including, without limitation, the trademarks set forth on Schedule A annexed hereto) (collectively, the “Trademarks”), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule A annexed hereto), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries, and all goodwill of such Pledgor’s business symbolized by the Trademarks and associated therewith; and

(ii)           all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral.  For purposes of this Grant of Trademark Security Interest, the term “proceeds” includes whatever is receivable or received when Trademark Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Pledgor does hereby further acknowledge and affirm that the rights and remedies of Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Pledgor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the      day of     ,     .

[NAME OF PLEDGOR]

By:
Name:
Title:

SCHEDULE A

TO

GRANT OF TRADEMARK SECURITY INTEREST

Owner	Trademark Description	Registration/Appl. Number	Registration/Appl. Date

I-A-1

EXHIBIT II TO
SECURITY AGREEMENT

[FORM OF GRANT OF PATENT SECURITY INTEREST]

GRANT OF PATENT SECURITY INTEREST

WHEREAS, [NAME OF PLEDGOR], a                       corporation (“Pledgor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

WHEREAS, pursuant to (i) that certain Indenture dated as of June 17, 2008 (as such Indenture may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) among The Bank of New York Trust Company, N.A., as Trustee for the Holders (as defined in the Indenture) (in such capacity, the “Trustee”), the Company, as Issuer, and (ii) the Purchase Agreement dated as of June [    ], 2008 (as such Purchase Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among the Company, and Lehman Brothers Inc., as Initial Purchaser, the Company issued the 8.0% Senior Secured Notes due 2013 (the “Notes”), and (iii) the terms of a Security Agreement dated as of June 17, 2008 (as further amended, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used in this Agreement without definition have the respective meanings assigned such terms in the Security Agreement), among Grantor, Collateral Agent and the other grantors named therein, Grantor has agreed to create in favor of Collateral Agent a secured and protected interest in, and Collateral Agent has agreed to become a secured creditor with respect to, the Patent Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Pledgor to Collateral Agent pursuant to the Security Agreement, Pledgor hereby grants to Collateral Agent a security interest in all of Pledgor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Pledgor now has or hereafter acquires an interest and wherever the same may be located (the “Patent Collateral”):

(i)            all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Pledgor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Pledgor in whole or in part (including, without limitation, the patents and patent applications set forth on Schedule A annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof; and

(ii)           all proceeds, products, rents and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Patent Collateral.  For purposes of this Grant of Patent Security Interest, the term “proceeds” includes whatever is receivable or received when Patent Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Pledgor does hereby further acknowledge and affirm that the rights and remedies of Collateral Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, Pledgor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the        day of               ,        .

[NAME OF PLEDGOR]

By:
Name:
Title:

SCHEDULE A
TO
GRANT OF PATENT SECURITY INTEREST

Patents Issued:

Patent No.	Issue Date	Invention	Inventor

Patents Pending:

Applicant’s Name	Date Filed	Application Number	Invention	Inventor

II-A-1

EXHIBIT III TO
SECURITY AGREEMENT

[FORM OF GRANT OF COPYRIGHT SECURITY INTEREST]

GRANT OF COPYRIGHT SECURITY INTEREST

WHEREAS, [NAME OF PLEDGOR], a                       corporation (“Pledgor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

WHEREAS, pursuant to (i) that certain Indenture dated as of June 17, 2008 (as such Indenture may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) among The Bank of New York Trust Company, N.A., as Trustee for the Holders (as defined in the Indenture) (in such capacity, the “Trustee”), the Company, as Issuer, and (ii) the Purchase Agreement dated as of June [    ], 2008 (as such Purchase Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among the Company, and Lehman Brothers Inc., as Initial Purchaser, the Company issued the 8.0% Senior Secured Notes due 2013 (the “Notes”), and (iii) the terms of a Security Agreement dated as of June 17, 2008 (as further amended, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used in this Agreement without definition have the respective meanings assigned such terms in the Security Agreement), among Grantor, Collateral Agent and the other grantors named therein, Grantor has agreed to create in favor of Collateral Agent a secured and protected interest in, and Collateral Agent has agreed to become a secured creditor with respect to, the Copyright Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Pledgor to Collateral Agent pursuant to the Security Agreement, Pledgor hereby grants to Collateral Agent a security interest in all of Pledgor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Pledgor now has or hereafter acquires an interest and wherever the same may be located (the “Copyright Collateral”):

(i)            all rights, title and interest (including rights acquired pursuant to a license or otherwise) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the “Copyrights”), all copyright registrations issued to Pledgor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the “Copyright Registrations”), all common law and other rights in and to the Copyrights in the United States and any state thereof and in

III-1

foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the “Copyright Rights”), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Pledgor), authored (as a work for hire for the benefit of Pledgor), or acquired by Pledgor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of such Pledgor or in the name of Collateral Agent or Lenders for past, present and future infringements of the Copyrights and Copyright Rights; and

(ii)           all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral.  For purposes of this Grant of Copyright Security Interest, the term “proceeds” includes whatever is receivable or received when Copyright Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Pledgor does hereby further acknowledge and affirm that the rights and remedies of Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, Pledgor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the        day of             ,       .

[NAME OF PLEDGOR]

By:
Name:
Title:

III-2

SCHEDULE A
TO
GRANT OF COPYRIGHT SECURITY INTEREST

U.S. Copyright Registrations:

Title	Registration No.	Date of Issue	Registered Owner

Foreign Copyright Registrations:

Country	Title	Registration No.	Date of Issue

Pending U.S. Copyright Registration Applications:

Title	Appl. No.	Date of Application	Copyright Claimant

Pending Foreign Copyright Registration Applications:

Country	Title	Appl. No.	Date of Application

III-A-1

EXHIBIT IV TO
SECURITY AGREEMENT

IP SUPPLEMENT

This IP SUPPLEMENT, dated as of           , is delivered pursuant to and supplements (i) the Security Agreement, dated as of                                  ,         (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Security Agreement”), among                               [Insert Company name], [Insert Name of Pledgor] (“Pledgor”), the other Pledgors named therein, and [Insert name of Lender], as Collateral Agent, and (ii) the [Grant of Trademark Security Interest] [Grant of Patent Security Interest] [Grant of Copyright Security Interest] dated as of                 ,        (the “Grant”) executed by Pledgor.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Grant.

Pledgor grants to Collateral Agent a security interest in all of Pledgor’s right, title and interest in and to the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] set forth on Schedule A annexed hereto.  All such [Trademark Collateral] [Patent Collateral] [Copyright Collateral] shall be deemed to be part of the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] and shall be hereafter subject to each of the terms and conditions of the Security Agreement and the Grant.

IN WITNESS WHEREOF, Pledgor has caused this IP Supplement to be duly executed and delivered by its duly authorized officer as of                                .

[PLEDGOR]

By:
Name:
Title:

V-1